                                                                     Exhibit 3.6

FORM NO. 6                                                Registration No. 32581

                                    [GRAPHIC]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with the provisions of section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 23rd day of August, 2002

                             GC Acquisition Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

[SEAL] Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 26th day of August, 2002.


         /s/ Pamela Adams
         -----------------------------
         Acting Registrar of Companies

FORM No. 2

                                    [GRAPHIC]

                                     BERMUDA

                             THE COMPANIES ACT 1981

             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
                              Section 7(1) and (2)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                             GC Acquisition Limited
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

                               Bermudian Status                 Number of Shares
Name and Address                  (Yes or No)     Nationality      Subscribed
----------------               ----------------   -----------   ----------------
Judith Collis
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               Yes           British             1

Ruby L. Rawlins
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               Yes           British             1

Bernett Cox
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               Yes           British             1

Elcie Place
Cedar House, 41 Cedar Avenue
Hamilton HM 12, Bermuda               Yes           British             1

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an Exempted Company as defined by the Companies Act
     1981.

4.   The Company, with the consent of the Minister of Finance, has power to hold
     land situate in Bermuda not exceeding     in all, including the following
                                           ---
     parcels:-

     Not Applicable.

5. The authorised share capital of the Company is US$12,000.00 divided into 1,200,000 shares of US one cent each. The minimum subscribed share capital of the Company is $12,000.00 in United States currency.

6.   The objects for which the Company is formed and incorporated are:-

     (i) To acquire certain assets of Global Crossing Ltd. ("GCL") and Global Crossing Holdings Ltd., companies incorporated under the laws of Bermuda, pursuant to a Plan of Bankruptcy to be approved by the Bankruptcy Court of the United States of America, and a Scheme of Arrangement, to be sanctioned by the Supreme Court of Bermuda and to own, operate and manage those assets solely in accordance with the Purchase Agreement dated as of 9th August, 2002 and made between GCL, Global Crossing Holdings Ltd., the Joint Provisional Liquidators of GCL and Global Crossing Holdings Ltd., Singapore Technologies Telemedia Pte Ltd and Hutchison Telecommunications Limited; and

     (ii) To carry on the business of a holding company in respect of those assets acquired by the Company pursuant to paragraph (i) of these objects.

7.   The Company has the powers set out below:

          To do all such other things as are necessary or appropriate to the attainment of the objects of the Company.

          The Company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised, permit.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-


/s/ Judith Collis                          /s/ H. Laverne Eve
-------------------------------------      -------------------------------------


/s/ Ruby L. Rawlins                        /s/ H. Laverne Eve
-------------------------------------      -------------------------------------


/s/ Bernett Cox                            /s/ H. Laverne Eve
-------------------------------------      -------------------------------------


/s/ Elcie Place                            /s/ H. Laverne Eve
-------------------------------------      -------------------------------------

            (Subscribers)                               (Witnesses)

SUSCRIBED this 22nd day of August, 2002

STAMP DUTY (To be affixed)

Not Applicable

                                                          Registration No. 32581

                                    [GRAPHIC]

                                     BERMUDA

                                  TAX ASSURANCE

WHEREAS the Minister of Finance ("the Minister"), pursuant to section 2 of the Exempted Undertakings Tax Protection Act 1966, is authorised to enter into an arrangement with any exempted undertaking upon application.

WHEREAS such undertakings may be given an assurance that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any tax described herein shall not be applicable to such undertakings or to any of its operations or the shares, debentures or other obligations of the said undertakings.

THEREFORE the Minister, upon application, hereby grants the aforementioned assurance to:

                             GC Acquisition Limited
                               ("the Undertaking")

PROVIDED THAT this assurance shall not be construed so as to:

(i) prevent the application of any such tax or duty to such persons as are ordinarily resident in these Islands; and

(ii) prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to the land leased to the Undertaking.

THIS TAX ASSURANCE shall be in effect until the 28th day of March, 2016.

                                        Given under my hand this
                                        22nd day of October, 2002.


                                        /s/ Stephen Lowe
                                        ----------------------------------------
                                         Stephen Lowe
                                         Registrar of Companies
                                        for MINISTER OF FINANCE

                                                          Registration No. 32581

                                    [GRAPHIC]

                                     BERMUDA

                 CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 GC Acquisition Limited by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Global Crossing Limited on the 3rd day of October, 2003.

[SEAL] Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 7th day of October, 2003


         /s/ Pamela Adams
         --------------------------
         for Registrar of Companies